Amendment

to

Fund Administration Addendum

For

The Caldwell & Orkin Funds, Inc.

This Amendment revises the Fund Administration Addendum (the “Addendum”) to the Master Services Agreement, dated October 24, 2016 (the “Agreement”) between the Caldwell & Orkin Funds, Inc. (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company (collectively the “Parties”).

The Parties agree to amend the Fund Administration Addendum to revise the services provided by Ultimus as described below:

1. Section (1) (1.2) of the Addendum is deleted and replaced with the following:

(1.2) prepare and file with the SEC (i) the reports for the Fund on Forms N-CEN, N-PORT, N-CSR and N-PX, and (ii) all required notices pursuant to Rule 24f-2 under the 1940 Act;

Except as set forth is this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The parties duly executed this Agreement as of May 18, 2018.

	The Caldwell & Orkin Funds, Inc		Ultimus Fund Solutions, LLC
On behalf of all Portfolios listed on Schedule A to the Master Services Agreement

By:		By:
Name:	Derek Pilecki	Name:	Mark J. Seger
Title:	President	Title:	Chief Executive Officer

Amendment

to

Fund Accounting Addendum

For

The Caldwell & Orkin Funds, Inc.

This Amendment revises the Fund Accounting Addendum (the “Addendum”) to the Master Services Agreement, dated October 24, 2016 (the “Agreement”) between the Caldwell & Orkin Funds, Inc. (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company (collectively the “Parties”).

The Parties agree to amend the Fund Accounting Addendum to revise the services provided by Ultimus as described below:

1. Section (2) (2.2) (B) of the Addendum is deleted and replaced with the following:

(B) the Fund’s reports with the SEC on Forms N-CEN, N-PORT, and N-CSR.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The parties duly executed this Agreement as of May 18, 2018.

	The Caldwell & Orkin Funds, Inc		Ultimus Fund Solutions, LLC
On behalf of all Portfolios listed on Schedule A to the Master Services Agreement
By:		By:
Name:	Derek Pilecki	Name:	Mark J. Seger
Title:	President	Title:	Chief Executive Officer

Amendment

to

Fund Administration Fee Letter

For

The Caldwell & Orkin Funds, Inc.

This Amendment revises the Fund Administration Fee Letter (the “Letter”) to the Master Services Agreement, dated October 24, 2016 ( the “Agreement”) between the Caldwell & Orkin Funds, Inc. (the “Fund”) and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company ( collectively the “Parties”).

The Parties agree to amend the Letter to revise the fees paid to Ultimus as described below:

In addition to the fees set out in the Letter the following sections are added:

1. Section 1.3

Beginning on June 1, 2018, the Fund agrees to pay Ultimus for any out-of-pocket expenses related to the preparation and filing of Forms N-CEN and N-PORT and to meet the requirements of Rule 30a-1 under the 1940 Act. In addition, the Trust will also reimburse Ultimus for the actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-l and 30b1-9 under the 1940 Act.

The Fund agrees to pay Ultimus a one-time implementation fee of $_______ per Fund, for preparing Form N-CEN and to meet the requirements of Rule 30b1-9 under the 1940 Act. The implementation fee shall be due 60 days prior to the Fund’s first fiscal year end after the compliance date for Form N-CEN.

The Fund agrees to pay Ultimus a one-time implementation fee of $_________ per Fund and an annual fee (based on the schedule below), for preparing Form N-PORT and to meet the requirements of Rule 30b1-9 under the 1940 Act. The implementation fee shall be due 60 days prior to the Fund’s compliance date for Form N-PORT.

	Number of Securities	Annual Fee Per Fund (paid monthly)
	Less than 500	$____plus out of pocket charges
Equity Funds*	501 to 2,000	$_____plus out of pocket charges
	Over 2,000	TBD

Fixed Income Funds	Less than 500	$____plus out of pocket charges
	501 to 1,000	$_____plus out of pocket charges
	Over 1,000	TBD

*	Equity Fund is defined by any fund that has less than 25% debt exposure (excludes cash and money market funds) over the previous three-month period.

Except as set forth is this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The parties duly executed this Agreement as of May 18, 2018.

The Caldwell & Orkin Funds, Inc		Ultimus Fund Solutions, LLC
On behalf of all Portfolios listed on Schedule A to the Master Services Agreement
By:		By:
Name:	Derek Pilecki	Name:	Mark J. Seger
Title:	President	Title:	Chief Executive Officer